Exhibit 99.1

THUNDER MOUNTAIN GOLD, INC. 11770 W. President Dr., Ste. F Tel: (208) 658-1037 Boise, Idaho 83713 Fax: (208) 322-5626

OTCQB:  THMG                                                                                                                  TSX-V:  THM

THUNDER MOUNTAIN GOLD CLOSES PRIVATE PLACEMENT FINANCING

Vancouver, British Columbia and Boise, Idaho – December 3, 2014 - Thunder Mountain Gold, Inc. (the “Company” or “Thunder Mountain”) (TSX-V: THM; OTCQB: THMG) is pleased to announce the closing of its previously announced non-brokered private placement for total proceeds of US$487,500 from the sale of 9,750,000 Units (the “Private Placement”).  Each Unit consists of one share of the Company’s common stock (each, a “Common Share”) and one-half of one Common Share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant will entitle the holder to purchase one additional Common Share at a price of US$0.15 for a period of 18 months from the closing of the Private Placement.

The proceeds raised pursuant to the Private Placement will be used for exploration and for general working capital.

In connection with the closing of the Private Placement and in accordance with the terms of a selling agreement (the “Selling Agreement”) entered into between the Company and a selling agent (the “Agent”), the Company paid finder’s fees consisting of cash in the amount of US$15,000 and Agent Warrants exercisable to acquire up to 15,000 units (“Agent Units”) at US$0.05 per Agent Unit, expiring 24 months from the date of issue.  Each Agent Unit will consist of one Common Share and one-half of one Warrant (each, an “Agent Warrant”).  Each Agent Warrant is exercisable to purchase one addition Common Share at a price of US$0.15 per Common Share for a period of 18 months from the date of issue.  Pursuant to the terms of the Selling Agreement, the Company has also agreed to pay an additional cash commission of 10% of gross proceeds received from the exercise of Warrants issued as part of such Units or any other equity investment made by investors introduced by the Agent within a 24 month period following closing.

The Private Placement remains subject to final acceptance of the TSX Venture Exchange. The securities issued in the Private Placement will be subject to a four-month hold period in accordance with the policies of the TSX Venture Exchange and applicable Canadian securities legislation.

The Private Placement will be made on a private placement basis, exempt from prospectus and registration requirements of applicable securities laws.  The securities described herein have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and accordingly, may not be offered or sold within the United States or to “U.S. persons”, as such term is defined in Regulation S promulgated under the U.S. Securities Act  except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities laws, or pursuant to exemptions therefrom. The securities issued in this Private Placement will be “restricted securities” under the U.S. Securities Act.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor there any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

About Thunder Mountain Gold, Inc.:

Thunder Mountain, a junior gold exploration company founded in 1935, owns interests in several U.S. precious metals projects. The Company’s principal asset is The South Mountain Project – Owyhee Gold Trust Joint Venture, located on private and patented land in southern Idaho, just north of the Nevada border, and their Trout Creek Project – a grass roots gold target in the Eureka-Battle Mountain trend of central Nevada, currently under Joint Exploration Agreement with Newmont USA Limited. For more information on Thunder Mountain, please visit the Company’s website www.Thundermountaingold.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of management and reflect the Company's current expectations. The forward-looking statements in this press release include statements with respect to the terms and use of proceeds of the Private Placement, the ability of the Company to complete the Private Placement and the impact of the Private Placement on the Company.  Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative connotation thereof.  The forward-looking statements are based on certain assumptions, which could change materially in the future, including the assumption that the Private Placement will be completed. By their nature, forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include the risk of completion of the Private Placement and uncertainties affecting the expected use of proceeds. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, investors should not place undue reliance on forward-looking information. Forward-looking information is provided as of the date of this press release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required in accordance with applicable laws.

Cautionary Note to Investors

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Thunder Mountain Gold, Inc.

Eric Jones

Jim Collord

President and Chief Executive Officer

Chief Operating Officer

eric@thundermountaingold.com

jim@thundermountaingold.com

Tel: (208) 658-1037

Tel: (208) 658-1037